CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 filed pursuant to Rule 462(b), of our report dated June 29, 2020, relating to the financial statements of Variant Alternative Income Fund incorporated by reference in Variant Alternative Income Fund’s Form N-2. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Chicago, Illinois

March 12, 2021